                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:


     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement


     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  LASON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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





                                   LASON, INC.
                                 NOTICE OF 1999
                         ANNUAL MEETING OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT

                                TABLE OF CONTENTS

1999 Proxy Statement..............................................................................................1
The Three Proposals On Which You Are Voting.......................................................................3
Information about Nominees and Incumbent Directors................................................................7
Nominees for Terms Expiring in 2002...............................................................................7
Incumbent Directors -- Terms Expiring in 2001.....................................................................7
Incumbent Directors -- Terms Expiring in 2000.....................................................................8
Committees and Meetings of Directors .............................................................................8
Compensation Committee Interlocks and Insider Participation ......................................................9
Compensation of Directors ........................................................................................9
Certain Legal Proceedings  .......................................................................................9
Security Ownership of Certain Beneficial Owners ..................................................................9
Security Ownership of Management  ...............................................................................10
Section 16(a) Beneficial Ownership Reporting Compliance .........................................................11
Certain Transactions With Management ............................................................................11
Executive Compensation ..........................................................................................12
Summary Compensation Table ......................................................................................12
Option Grants in last Fiscal Year ...............................................................................13
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values ...............................14
Employment Contracts and Change in Control Arrangements..........................................................14
Report of the Board on Executive Compensation....................................................................15
Performance Graph ...............................................................................................16
Notice of Appointment of Independent Accountants ................................................................17
Other Matters ...................................................................................................17
Appendix A

                            [LASON, INC. LETTERHEAD]








                                 April 29, 1999





Dear Shareholder,


You are cordially invited to attend our Annual Meeting of Shareholders at 10:00 a.m., Eastern Daylight Savings Time, on Thursday, May 27, 1999 at the Northfield Hilton, 5500 Crooks Road, Troy, Michigan 48098.


The Annual Report, which is enclosed, summarizes Lason's major developments during 1998 and includes the 1998 financial statements.

Whether or not you plan to attend the meeting, please complete and mail the enclosed proxy card promptly so that your shares will be voted as you desire. IF YOU WISH TO VOTE IN THE MANNER THE BOARD OF DIRECTORS RECOMMENDS, IT IS NOT NECESSARY TO SPECIFY YOUR CHOICES ON THE PROXY CARD. SIMPLY SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

                                         Sincerely,



                                         Gary L. Monroe
                                         Chairman and Chief Executive Officer

                                   LASON, INC.
                  NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS



                       Date:    May 27, 1999
                       Time:    10:00 a.m., Eastern Daylight Savings Time
                       Place:   Northfield Hilton
                                Troy, Michigan 48098

We invite you to attend the Lason, Inc. Annual Meeting of Shareholders to:

         1. Elect two Directors for three-year terms expiring in 2002 or upon the election and qualification of their successors.

         2. Approve an amendment to Lason's Amended and Restated Certificate of Incorporation to increase the number of shares of common stock which Lason is authorized to issue from 20,000,000 to 100,000,000.


         3. Approve an amendment to Lason's 1998 Equity Participation Plan to increase the number of shares reserved for issuance by 500,000 shares of common stock to an aggregate of 1,400,000 shares.


         4. Transact any other business that is properly submitted before the Annual Meeting or any adjournments of the Meeting.

The record date for the meeting is April 19, 1999 (the "Record Date"). Only shareholders of record at the close of business on that date can vote at the Annual Meeting. Lason mailed this Notice of Annual Meeting to those shareholders.

A proxy statement, proxy card and annual report are enclosed with this Notice. Whether or not you plan to attend the meeting and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. You may vote by signing, dating and returning the enclosed proxy card.

A list of shareholders who can vote at the Annual Meeting will be available for inspection by shareholders at the meeting and for ten days prior to the meeting during regular business hours at Lason's offices at 1305 Stephenson Highway, Troy, Michigan 48083.

Whether or not you plan to attend the meeting, the Board of Directors urges you to vote promptly.

                                     By Order of the Board of Directors,



                                     William J. Rauwerdink
                                     Executive Vice President and
                                     Secretary



April 29, 1999

                                   LASON, INC.
                             1305 STEPHENSON HIGHWAY
                              TROY, MICHIGAN 48083
                              1999 PROXY STATEMENT

                              QUESTIONS AND ANSWERS

1.       Q:       WHAT IS A PROXY?

         A: A proxy is a document, also referred to as a proxy card (which is enclosed), by which you authorize someone else to cast your vote. Lason's Board of Directors is soliciting this proxy. You may also abstain from voting, if you so choose.

2.       Q:       WHAT IS A PROXY STATEMENT?


         A: A proxy statement is the document the United States Securities and Exchange Commission (the "SEC") requires to explain the matters on which you are asked to vote. The proxy statement and proxy card were mailed on or about April 29, 1999 to all shareholders entitled to vote at the Annual Meeting.


3.       Q:       WHO CAN VOTE?

         A: Only holders of shares of Lason's common stock at the close of business on April 19, 1999 can vote at the Annual Meeting. Each shareholder of record has one vote for each share of common stock on each matter presented for a vote at the meeting.

4.       Q:       WHAT WILL I VOTE ON AT THE MEETING?

         A:       At the Annual Meeting, shareholders will vote to:

                  1. Elect two Directors for three-year terms expiring in 2002 or upon the election and qualification of their successors.

                  2. Approve an amendment to Lason's Amended and Restated Certificate of Incorporation to increase the number of shares of common stock which Lason is authorized to issue from 20,000,000 to 100,000,000.


                  3. Approve an amendment to Lason's 1998 Equity Participation Plan to increase the number of shares reserved for issuance by 500,000 shares of common stock to an aggregate of 1,400,000 shares.


                  4. Transact any other business that is properly submitted before the Annual Meeting or any adjournments of the meeting.

5.       Q:       HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE
                  PROPOSALS?

         A: The Board of Directors recommends a vote FOR each of the proposals.

6.       Q:       HOW CAN I VOTE?

         A: You can vote in person or by proxy. To vote by proxy, sign, date and return the enclosed proxy card. If you returned your signed proxy card to Lason before the Annual Meeting, the persons named as proxies on the card will vote your shares as you directed. You may revoke a proxy at any time before the proxy is voted by:

                  1. Giving written notice of revocation to the Secretary of Lason at the address listed in the fourth paragraph of the Notice of 1999 Annual Meeting of Shareholders;

                  2. Submitting another proxy that is properly signed and later dated; or

                  3. Voting in person at the meeting (but only if the shares are registered in Lason's records in the name of the shareholder and not in the name of a broker, dealer, bank or other third party).

7.       Q:       IS MY VOTE CONFIDENTIAL?

         A: Yes, your vote is confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your proxy card. All comments you direct to management (whether written on the proxy card or elsewhere) will remain confidential unless you ask that your name be disclosed.

8.       Q:       WHAT IS A QUORUM?


         A: There were 15,518,147 shares of Lason's common stock outstanding on the Record Date. A majority of the outstanding shares, or 7,759,074 shares, present or represented by proxy, constitutes a quorum. A quorum must exist to conduct business at the Annual Meeting.


9.       Q:       HOW DOES VOTING WORK?


         A: If a quorum exists, nominees receiving the largest number of votes cast, excluding abstentions and broker non-votes, will be elected. A broker non-vote is a proxy a broker submits that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority and the broker did not receive instructions as to how to vote on those proposals. The amendment to the Amended and Restated Certificate of Incorporation must receive the favorable vote of a majority of the outstanding shares (with an abstention counted as a vote against and a broker non-vote not counted). The increase to the number of shares reserved for The 1998 Equity Participation Plan must receive the favorable vote of a majority of the shares voted (with an abstention counted as a vote against and a broker non-vote not counted).


                  Lason will vote properly executed proxies it receives prior to the meeting in the way you have directed. If you do not specify instructions, the shares represented by proxies will be voted FOR the nominees for Directors, FOR the amendment to Lason's Certificate of Incorporation and FOR the increase to the number of shares reserved for The 1998 Equity Participation Plan. No other proposals are currently scheduled to be presented at the meeting.

10.      Q:       WHO PAYS FOR THE COSTS OF THE MEETING?


         A: Lason pays the cost of preparing and printing the proxy statement and soliciting proxies. Lason will solicit proxies primarily by mail, but also may solicit proxies personally and by telephone, facsimile or other means. Officers and regular employees of Lason and its subsidiaries also may solicit proxies, but will receive no additional compensation for soliciting proxies, nor will their efforts result in more than a minimal cost to Lason. Lason also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation material to beneficial owners of Lason's common stock. Lason retains Corporate Communications, Inc. to assist in Lason's investor relations and other shareholder communication matters. As part of its duties, Corporate Communications, Inc. may assist in the solicitation of proxies.

11.      Q:       WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING
                  DUE?

         A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to the Secretary, 1305 Stephen Highway, Troy, Michigan 48083 by December 28, 1999.

                  Additionally, under Lason's bylaws, shareholders of Lason must provide advance notice to Lason if they wish to nominate persons for election as directors or propose items of business at an annual meeting of Lason's shareholders. The shareholder must deliver this notice not less than 120 nor more than 150 days prior to the first anniversary of the annual meeting of the preceding year. These notice requirements are separate and apart from, and in addition to, the SEC's requirements that a shareholder must meet to have a shareholder proposal included in Lason's proxy statement under SEC Rule 14a-8.


                  THE THREE PROPOSALS ON WHICH YOU ARE VOTING:

PROPOSAL 1:  ELECTION OF DIRECTORS

Lason's Board of Directors is divided into three classes with each class of directors elected to a three-year term of office. At each annual meeting of shareholders, shareholders elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting.


This year you are voting on two candidates for directors. Lason's Board of Directors has nominated Robert A. Yanover and William J. Rauwerdink. Mr. Yanover currently serves as a Director. Mr. Rauwerdink is currently the Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Lason. Each of the nominees has consented to his nomination and has agreed to serve as a director of Lason, if elected.


If any director is unable to stand for nomination, Lason may vote the shares to elect a substitute nominee or the number of directors to be elected at the Annual Meeting may be reduced.


For more information on Lason's Board of Directors and these nominees, please refer to pages 7, 8 and 9 of this Proxy Statement.


Lason's Board of Directors recommends a vote FOR these directors.


PROPOSAL 2:  PROPOSAL TO AMEND LASON'S AMENDED AND RESTATED CERTIFICATE OF
             INCORPORATION



OVERVIEW: On April 20, 1999, the Board of Directors approved a proposal to amend Lason's Amended and Restated Certificate of Incorporation to increase the number of shares of common stock which Lason is authorized to issue from 20,000,000 to 100,000,000. If adopted by the shareholders at this Annual Meeting, Lason will file the amendment on the next business day after the Annual Meeting.


Appendix A to this Proxy Statement contains the text of the proposed amendment to the Amended and Restated Certificate of Incorporation. The amendment will not affect the number of authorized shares of preferred stock, which is 5,000,000 shares.

REASON FOR INCREASE IN NUMBER OF AUTHORIZED SHARES: Lason requires the increase in authorized shares of common stock to enable Lason to maintain a number of shares sufficient for its corporate purposes, including the issuance of shares in connection with corporate business combinations, business acquisitions, employee benefit programs and potential stock splits. As announced on March 25, 1999, Lason reached agreement to merge with M-R Group plc, a leading United Kingdom based document and data management company. The agreement is subject to a number of conditions including M-R Group shareholder approval and approval of the High Court of Justice, Chancery Division, Companies Court in the United Kingdom. In connection with the merger, M-R Group shareholders would receive approximately 2,695,000 shares of Lason common stock. While Lason has sufficient authorized shares to cover this conditional issuance, such issuance would leave Lason with an insufficient number of authorized shares for future corporate purposes.


Although the issuance of shares of common stock in certain instances may have the effect of forestalling a hostile takeover, Lason's Board of Directors does not intend or view the increase in authorized common stock as an anti-takeover measure. Lason is not aware of any proposed or contemplated transaction of this type, and Lason's Board of Directors is not recommending this amendment to the Amended and Restated Certificate of Incorporation in response to any specific effort to obtain control of Lason. The authorized shares of common stock in excess of those presently authorized and issued will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable, subject to any action required by applicable laws or regulations.


The proposed amendment would increase the number of shares of common stock which Lason is authorized to issue from 20,000,000 to 100,000,000. The additional 80,000,000 shares would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. The holders of common stock of Lason are not entitled to preemptive rights or cumulative voting.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 3: PROPOSAL TO AMEND THE 1998 EQUITY PARTICIPATION PLAN


OVERVIEW: On February 1, 1999, the Board of Directors approved a proposal to amend Lason's 1998 Equity Participation Plan by increasing the number of shares reserved for issuance thereunder by 500,000 shares of common stock to an aggregate of 1,400,000 shares. The 1998 Equity Participation Plan was adopted by the Board of Directors on January 27, 1998 and approved by shareholders on May 29, 1998.



As of March 31, 1999, 124,100 shares of common stock were available for issuance under The 1998 Equity Participation Plan, options to purchase 775,900 shares were outstanding, no options have been exercised, and no restricted stock has been awarded. As of March 31, 1999, the current executive officers have been granted options under The 1998 Equity Participation Plan to purchase 495,000 shares (63.8% of the total options granted to all executive officers and employees). No non-employee director has been granted options under The 1998 Equity Participation Plan. See "Option Grants in Last Fiscal Year."


The 1998 Equity Participation Plan authorizes the Option Committee or the Board of Directors (the "Committee") to grant incentive and non-statutory stock options as well as restricted stock. The provisions of these options and restricted stock rights are outlined below. The Board of Directors believes the remaining shares under The 1998 Equity Participation Plan are insufficient to accomplish the purposes of the Plan. Accordingly, the Board of Directors is proposing the increase to the shares reserved under The 1998 Equity Participation Plan. The essential features of The 1998 Equity Participation Plan are outlined below.

PURPOSE: The purpose of The 1998 Equity Participation Plan is (i) to provide an incentive for employees, consultants and non-employee directors to further the growth and financial success of Lason by personally benefitting through the ownership of shares of common stock; and (ii) to obtain and retain the services of employees, consultants and non-employee directors considered essential to the long-range success of Lason, by making available stock options and/or shares of restricted stock.

ADMINISTRATION: The 1998 Equity Participation Plan is administered by the Committee. Among other things, the Committee has the power to interpret The 1998 Equity Participation Plan, the stock option agreements issued thereunder and the agreements pursuant to which restricted stock awards are granted. The Committee may adopt such rules for the administration, interpretation and application of The 1998 Equity Participation Plan as are consistent with The 1998 Equity Participation Plan, and to interpret, amend or revoke any such rules.

ELIGIBILITY: Officers, consultants and other employees (including employee directors) of Lason and its subsidiaries and affiliates whom the Committee believes have the potential to contribute to the future success of Lason, and those non-employee directors who the Board of Directors believes have the potential to contribute to the future success of Lason, shall be eligible to receive awards under The 1998 Equity Participation Plan.

AWARD: The maximum number of shares of common stock which may be subject to a stock option award and a restricted stock award under The 1998 Equity Participation Plan to any individual in any calendar year shall not exceed 250,000 shares of common stock.

STOCK OPTIONS: The 1998 Equity Participation Plan permits the granting of stock options that are either intended to qualify as incentive stock options or not intended to so qualify and are non-statutory stock options. The Committee determines whether stock options are to be incentive stock options or non-statutory stock options and whether such stock options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) (see reference below) of the Internal Revenue Code of 1986. The option exercise price for each share covered by the option may be less than the fair market value of a share of common stock on the date of grant; however, in the case of incentive stock options or in the case of a grant to the chief executive officer and the four other highest compensated executive officers, the price shall be no less than 100% of the fair market value of a share of common stock at the time such option is granted. The term of an option shall be determined by the Committee provided, however, that in the case of incentive stock options, the term shall not be more than 10 years from the date the incentive stock option is granted. The period during which the right to exercise an option in whole or in part vests will be set by the Committee. Each option is evidenced by a written stock option agreement executed by the optionee. Upon exercise of an option, the optionee makes full cash payment to Lason or another acceptable form of payment.

RESTRICTED STOCK: Restricted stock may be awarded to any participant whom the Committee determines should receive such an award. The Committee may determine the purchase price, if any, and other terms and conditions applicable to the restricted stock. The purchase price may be no less than the par value of the common stock ($0.01) unless otherwise permitted under Delaware state law. The Committee may impose such conditions on the issuance of the restricted stock as deemed appropriate. The Committee shall determine whether such stock options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code. Restricted stock shall be issued only pursuant to a written restricted stock agreement and shall contain such terms and conditions as the Committee shall determine consistent with The 1998 Equity Participation Plan. The shares of restricted stock may be placed into escrow by the Committee or the Board of Directors, as applicable, and held until all the restrictions imposed under the restricted stock agreement have been satisfied or removed.

SECTION 162(M) OF THE INTERNAL REVENUE CODE: This Section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 Million dollars for its chief executive officer and its four other highest-paid officers. This Section also provides for certain exemptions to this limitation, specifically compensation that is performance based within the meaning of Section 162(m). The Committee, however, reserves the right to award compensation to its executives in the future that may not qualify under Section 162(m) as tax deductible compensation.

ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS, AND CHANGES IN CONTROL: In the event of a stock dividend, stock split, reorganization, merger, or similar corporate transaction (other than a change in control), the Committee is authorized to make appropriate adjustments to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under The 1998 Equity Participation Plan or with respect to an outstanding award. In the event of a change in control as defined in The 1998 Equity Participation Plan (which includes any person becoming the beneficial owner of a majority of the combined voting power of Lason or over a period of 24 months or less, the then current members of the Board of Directors ceasing for any reason to constitute a majority of the Board of Directors), each option granted shall become exercisable as to all shares covered thereby immediately prior to the consummation of such change in control and the restrictions included in any restricted stock granted shall be deemed rescinded and terminated.

AMENDMENT OR TERMINATION OF THE 1998 EQUITY PARTICIPATION PLAN: The 1998 Equity Participation Plan may be wholly or partially amended or modified, suspended or terminated at any time from time to time by the Committee. However, without approval of Lason's shareholders given within 12 months before or after the action by the Committee, no action of the Committee may, except as otherwise provided in The 1998 Equity Participation Plan, increase the limits of the maximum number of shares which may be issued under The 1998 Equity Participation Plan to any individual and no action of the Committee may be taken that would otherwise require shareholder approval as a matter of law, regulation or rule. No amendment, suspension, or termination of The 1998 Equity Participation Plan shall, without the consent of the participants, alter or impair any rights or obligations under any award theretofore granted, unless the award itself expressly so provides.


FEDERAL INCOME TAX INFORMATION: The following is only a brief summary of the effect of federal income taxation upon the recipient and Lason under The 1998 Equity Participation Plan based upon the Internal Revenue Code. This summary does not purport to be complete and does not discuss the income tax laws of any municipality, state or country outside of the United States in which a participant may reside.

If any option granted under The 1998 Equity Participation Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and will incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. Lason will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after the date of grant and at least one year after exercise of the option, any gain (or loss) will be treated as a capital gain (or loss). If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule may operate to postpone the recognition date of ordinary income upon such premature disposition if the optionee is subject to Section 16 of the Securities Exchange Act of 1934. Lason will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee.

Options which do not qualify as incentive stock options are taxed as non-statutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory stock option. However, upon the exercise of a non-statutory stock option, the optionee will recognize ordinary income measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is subject to
Section 16 of the Securities Exchange Act of 1934, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code. The income recognized by an optionee who is also an employee of Lason will be subject to tax withholding by Lason by payment in cash or out of the current earnings paid to the optionee. Upon sale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as outlined above, will be treated as capital gain (or loss). Lason will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a non-statutory stock option.

The grant of restricted stock will generally be subject to the tax consequences discussed above for non-statutory stock options. At such times as the restrictions on the stock lapses or the stock is sold, such shareholders will recognize ordinary income to the extent of the fair market value of such stock less the amount , if any, which is paid for the stock. The income recognized by a shareholder who is an employee will be subject to tax withholding by Lason by payment in cash or out of the current earnings paid to the employee. Lason will be entitled to a tax deduction in the same amount as the ordinary income recognized by the shareholder.

The Board of Directors recommends a vote FOR this proposal.

               INFORMATION ABOUT NOMINEES AND INCUMBENT DIRECTORS

The following tables provide information about each nominee for election as a Director and for each of the Directors whose term of office will continue after the meeting.


                NOMINEES FOR DIRECTORS -- TERMS EXPIRING IN 2002



                                           PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE               DIRECTOR
NOMINEES                          AGE      DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS                SINCE

Robert A. Yanover                 62       Private Investor; Chairman of the                          1995
                                           Board of Lason and its predecessor
                                           (from its inception in 1985 to April
                                           1998); President of Computer Leasing
                                           Company of Michigan, Inc. See
                                           "Certain Transactions with
                                           Management," Founder and former
                                           president of 3PM, Inc.


William J. Rauwerdink             49       Executive Vice President, Chief                             --
                                           Financial Officer, Treasurer and
                                           Secretary (since May 1996); Executive
                                           Vice President, Chief Financial
                                           Officer and Treasurer of The MEDSTAT
                                           Group, Inc., a publicly traded
                                           company in the healthcare information
                                           industry (February 1993 to April
                                           1995); partner, Detroit office of the
                                           international accounting and
                                           consulting firm of Deloitte & Touche
                                           (1983 to 1993); Director of Mercy
                                           Health Services, Inc., a non-profit
                                           multi-state health care services
                                           organization (since 1998). See
                                           "Certain Legal Proceedings."



                INCUMBENT DIRECTORS -- TERMS EXPIRING IN 2001




                                           PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE               DIRECTOR
NOMINEES                          AGE      DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS                SINCE

Allen J. Nesbitt                  52       Private Investor; President of Lason                       1995
                                           and its predecessor (from its
                                           inception in 1985 until April 1997);
                                           Vice President of 3PM, Inc. (1977 to
                                           1985)

Joseph P. Nolan                   34       Principal of GTCR Golder Rauner, LLC                       1995
                                           (since 1998); Principal Golder,
                                           Thoma, Cressey, Rauner, Inc. (since
                                           February 1994); Vice President
                                           Corporate Finance at Dean Witter
                                           Reynolds, Inc. (May 1990 to January
                                           1994); Director of Province
                                           Healthcare Company, a publicly traded
                                           company which owns and operates
                                           acute-care hospitals (since 1996) and
                                           Esquire Communications ltd., a
                                           publicly traded company focused on
                                           the consolidation of the court
                                           reporting industry (since 1996)

Fariborz Ghadar                   52       Merrill Lynch William A. Shreyer                           1997
                                           Chair of Global Management, Policies
                                           and Planning and Director of the
                                           Center for Global Business Study at
                                           the Pennsylvania State University
                                           Smeal College of Business
                                           Administration (since (August 1994);
                                           Professor and Chairman of the
                                           International Business Department at
                                           The George Washington School of
                                           Business and Public Management
                                           (September 1992 to June 1994);
                                           Chairman of the
                                           Intrados/International Management
                                           Group, a Washington-based business
                                           offering executive development
                                           programs and strategic assessment
                                           services.



                  INCUMBENT DIRECTORS -- TERMS EXPIRING IN 2000


                                           PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE               DIRECTOR
NOMINEES                          AGE      DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS                SINCE


Gary L. Monroe                    44       Chairman of the Board (since April                         1995
                                           1998); Chief Executive Officer (since
                                           February 1996); President (April 1997
                                           to January 1999); Executive Vice
                                           President (September 1995 to February
                                           1996); President of Kodak Imaging
                                           Services, Inc., a subsidiary of
                                           Eastman Kodak Co. (May 1992 to
                                           September 1995); Director of Finance
                                           and Strategic Planning of the Health
                                           Sciences Division of Eastman Kodak
                                           Co. (August 1990 to May 1992);
                                           Director of Esquire Communications
                                           Ltd. (since 1998).


Bruce V. Rauner                   43       Managing principal of GTCR Golder,                         1995
                                           Rauner, LLC (since 1998); Principal
                                           of Golder, Thoma, Cressy, Rauner,
                                           Inc. (since February 1981); Director
                                           of Coinmach Laundry Corporation
                                           (since 1995); Polymer Group, Inc., a
                                           publicly traded company which is a
                                           manufacturer and marketer of nonwoven
                                           and oriented polyoletin products
                                           (since 1992); Province Healthcare
                                           Company (since 1996); and Esquire
                                           Communications, Ltd. (since 1996).


                      COMMITTEES AND MEETINGS OF DIRECTORS

Lason's Board of Directors has several committees, as set forth in the following chart.



---------------------------------------------------------------------------------------------------------------
                                                         MEMBERSHIP ROSTER
---------------------------------------------------------------------------------------------------------------
                                          EXECUTIVE        AUDIT      COMPENSATION              OPTION
               NAME                       COMMITTEE      COMMITTEE    COMMITTEE                COMMITTEE
-------------------------------------- --------------- ------------- ----------------- ------------------------
Gary L. Monroe                                X
-------------------------------------- --------------- ------------- ----------------- ------------------------
William J. Rauwerdink*                        X
-------------------------------------- --------------- ------------- ----------------- ------------------------
Fariborz Ghadar**                                            X               X                     X
-------------------------------------- --------------- ------------- ----------------- ------------------------
Donald M. Gleklen**                                          X               X                     X
-------------------------------------- --------------- ------------- ----------------- ------------------------
Allen J. Nesbitt
-------------------------------------- --------------- ------------- ----------------- ------------------------
Joseph P. Nolan                                              X                                     X
-------------------------------------- --------------- ------------- ----------------- ------------------------
Bruce V. Rauner                               X                              X                     X
-------------------------------------- --------------- ------------- ----------------- ------------------------
Robert A. Yanover                             X              X
-------------------------------------- --------------- ------------- ----------------- ------------------------



*Nominated subject to election at the Annual Meeting
**After the election of Directors at the annual meeting, Mr. Gleklen's term as a Director will have ended. His replacement on the committees will be Dr. Ghadar.

EXECUTIVE COMMITTEE. This committee can exercise the authority, powers and duties of the Board of Directors in managing the business and affairs of Lason between meetings of the board, if necessary. The Executive Committee was formed in February 1999.

AUDIT COMMITTEE. This committee selects Lason's independent accountants and is primarily responsible for approving the services performed by Lason's independent accountants, and for reviewing and evaluating Lason's accounting policies and its system of internal accounting controls. The Audit Committee met twice in 1998.


COMPENSATION COMMITTEE. This committee or the full Board of Directors determines Lason's executive compensation policies, including the salaries, compensation and benefits of executive officers and employees of Lason. The Compensation Committee did not meet in 1998, but did act through written consents.



Option Committee. This committee is generally responsible for administering and granting options in accordance with Lason's 1995 Stock Option Plan and The 1998 Equity Participation Plan, with authority to establish and administer performance goals and to certify that such goals are attained. The Option Committee did not meet in 1998, but did act through written consents.


BOARD AND COMMITTEE MEETINGS. There were four regular meetings and three special meetings of the Board of Directors. All incumbent directors, except for Bruce V. Rauner, attended at least seventy-five percent of the aggregate number of meetings held by the Board of Directors and by all the committees of the board on which the respective directors served.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

For the year ended December 31, 1998, compensation of executive officers of Lason was determined by the Board of Directors, which included Mr. Monroe, who abstained on voting with respect to compensation for himself. The 1995 Stock Option Plan and The 1998 Equity Participation Plan are administered by the Option Committee currently comprised of Messrs. Gleklen, Nolan and Rauner.


                            COMPENSATION OF DIRECTORS

FEES. Each director who is not an employee of Lason receives $1,000 for attendance at each meeting of the Board and for each committee meeting attended on a day other than a Board meeting. Directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Directors may also be awarded options pursuant to the 1995 Stock Option Plan and the 1998 Equity Participation Plan.


                            CERTAIN LEGAL PROCEEDINGS

On December 11, 1995, Mr. Rauwerdink consented to the entry of an order enjoining him from violating certain antifraud and tender offer provisions of the federal securities laws. The order required him to give up profits and pay penalties and interest totaling approximately $225,000. He neither admitted nor denied the allegations made in the proceeding.

The proceeding involved the rollover of certain funds from a former employer's profit sharing plan. The investment directions made in connection with the rollover into Mr. Rauwerdink's 401(k) account at his new employer specified that the investment of such funds be made 50% in the stock of his employer and 50% in other investments (which was identical to the allocation he made at the time he began his employment with respect to other investments in his 401(k) account) and resulted in the purchase of shares of common stock of the new employer at a time when it was alleged that the employer was engaged in merger negotiations. The shares purchased in the rollover transaction constituted approximately 8% of Mr. Rauwerdink's total holdings in his new employer's common stock.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The SEC requires that Lason provide information on any shareholder who beneficially owns more than 5% of Lason's common stock. The following table provides the required information, as of February 9, 1999, by the only shareholder known to Lason to be the beneficial owner of more than 5% of Lason's common stock. Lason relied solely on information furnished to Lason by the shareholder to provide this information.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

NAME AND ADDRESS                              AMOUNT AND NATURE OF                               PERCENT
OF BENEFICIAL OWNER                         OF BENEFICIAL OWNERSHIP (1)                          OF CLASS (2)
-------------------                     -------------------------------                          ------------
Putnam Investment Management, Inc.                1,744,755                                         11.3%
Putnam Advisory Company, Inc.
One Post Office Square
Boston, MA  02109


-------------------
(1) This number includes 1,401,276 shares beneficially owned by Putnam Investment Management, Inc., and 343,479 shares beneficially owned by The Putnam Advisory Company, Inc. Of the 1,401,276 shares, Putnam New Opportunities Fund beneficially held 709,300 shares. Putnam Investment Management, Inc. and Putnam Advisory Company, Inc. are registered investment advisers and are wholly-owned subsidiaries of Putnam Investments, Inc. Putnam Investments, Inc. is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. Both Putnam Investments, Inc. and Marsh & McLennan Companies, Inc. have disclaimed beneficial ownership of such shares.

(2)      As of February 9, 1999.


                        SECURITY OWNERSHIP OF MANAGEMENT

The following table contains information about the number of shares of Lason's common stock beneficially owned by incumbent directors, nominees and the executive officers named in the Summary Compensation Table presented on page 12 of this Proxy Statement, and by all incumbent directors, nominees and executive officers as a group. The number of shares beneficially owned by each individual includes shares over which the person shares voting power or investment power and also any shares which the individual can acquire by June 19, 1999, (60 days after the Record Date) through the exercise of any stock option or other right. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with his or her spouse) with respect to the shares listed in the table. For information on shareholders who beneficially own more than 5% of Lason's common stock, please refer to "Security Ownership of Certain Beneficial Owners."



                                                 AMOUNT AND NATURE         PERCENT
NAME OF BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP      OF CLASS

Gary L. Monroe                                        140,362(1)              *

John R. Messinger                                      50,634(1)              *

William J. Rauwerdink                                  40,210(1)              *

Brian E. Jablonski                                     32,000(1)              *

Cary W. Newman                                         50,000(1)              *

Fariborz Ghadar                                         2,000(2)              *

Donald M. Gleklen                                      17,500(3)              *

Allen J. Nesbitt                                      337,790(4)           2.1%

Joseph P. Nolan                                        39,514(5)              *

Bruce V. Rauner                                        36,959(5)              *

Robert A. Yanover                                     251,083(6)           1.6%

Directors, nominees and
executive officers as a group (11                     961,093(7)           6.1%
people)

-------------------------------
*  Represents holdings of less than one percent.

(1)      Includes 140,362, 20,500, 39,335, 32,000 and 45,000 shares of Messrs.
         Monroe, Messinger, Rauwerdink, Jablonski and Newman, respectively, issuable upon exercise of options. The address of Messrs. Monroe, Messinger, Rauwerdink, Jablonski and Newman is 1305 Stephenson Highway, Troy, Michigan 48083.

(2) Includes 2,000 shares of common stock issuable upon the exercise of options. The address of this holder is 555 Orlando Avenue, State College, Pennsylvania 16803.

(3) Includes 12,500 shares of common stock issuable upon the exercise of options. The address of this director is 212 Jeffrey Lane, Newtown Square, Pennsylvania 19073.

(4) Includes 337,790 shares of common stock held by the Allen J. Nesbitt Living Trust dated December 7, 1994. The address of this holder is 48847 Meadowcourt, Plymouth, Michigan 48170.

(5) Includes 36,959 shares of common stock held by Golder, Thoma, Cressey, Rauner Fund IV, L.P. Each of Messrs. Rauner and Nolan is a principal of Golder, Thoma, Cressey, Rauner, Inc., the general partner of Golder, Thoma, Cressey, Rauner Fund IV, L.P., and therefore may be deemed to share investment and voting control over the shares of common stock held by Golder, Thoma, Cressey, Rauner Fund IV, L.P. Each of Messrs. Rauner and Nolan disclaims beneficial ownership of the shares of common stock owned by Golder, Thoma, Cressey, Rauner Fund IV, L.P. The address of each of these holders is 6100 Sears Tower, Chicago, Illinois 60606.

(6) Includes 126,480 shares of common stock owned by Yanover Associates Limited Partnership and 124,603 shares of common stock owned by the Robert A. Yanover Charitable Remainder Unit Trust.

(7)      Includes the shares of common stock described in footnotes (1), (2),
         (3), (4), (5) and (6) above.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that Lason's directors, executive officers and persons who own more than ten percent of a registered class of Lason's equity securities file reports of stock ownership and any subsequent changes in stock ownership with the SEC not later than specified deadlines. During 1998, all of the required reports were filed by the specified deadlines except with respect to one late filing by Mr. Messinger relating to a single transaction. In making this disclosure, Lason relied on the directors and executive officers' written representations and a review of copies of the reports filed with the SEC.



                              CERTAIN TRANSACTIONS
                                 WITH MANAGEMENT


Lason leases property and a building in Livonia, Michigan, which includes approximately 27,460 square feet of commercial space, from Mart Associates, a Michigan general partnership. Mr. Yanover owns 33.3% of Mart and is its managing partner. Mr. Nesbitt owns 33.3% of Mart and is one of its partners. For the years ended December 31, 1998, 1997 and 1996, Lason paid $163,800, $150,150 and
$191,100 respectively in rent for such property and building. In addition, Lason leases certain equipment from Computer Leasing Company of Michigan, Inc. Mr. Yanover owns 50.0% of Computer Leasing and serves as its president. For the years ended December 31, 1998, 1997, and 1996, Lason paid $120,300, $116,500 and
$184,390, respectively, in rent for such operating leases. Lason believes that each of the leases is at market terms and rates.


Lason purchases printing services from Hatteras Printing, Inc. Hatteras is owned by the wife and children of Mr. Nesbitt. For the years ended December 31, 1998, 1997 and 1996, Lason paid Hatteras approximately $2,700,000, $1,700,000 and $1,400,000, respectively, for such printing services. Lason believes that it paid market prices for such printing services. Also effective December 1, 1997, Lason sold certain assets to Hatteras at their fair market value, as determined by management, for $570,412, payable $350,000 at closing, with the balance of $220,412 to be paid (together with interest at 8.0% per annum), $125,000 on December 31, 1998 and $95,412 on December 31, 1999. Lason purchased the assets in July 1996 for approximately $387,000.

Lason contracts temporary employment serves from Unlimited Staffing Solutions, Inc., a company which is owned by the wife of Mr. Newman. Lason paid $173,648, $797,000 and $735,670 for the years ended December 31, 1998, 1997 and 1996, respectively, for such services.

Messrs. Monroe, Rauwerdink, Messinger, Newman and Jablonski, executive officers of Lason, are indebted to Lason in principal amounts of $650,000, $325,000, $227,500, $130,000 and $130,000, respectively, pursuant to the terms of ten-year secured promissory notes dated June 5, 1998, which provide for extensions of credit up to maximum principal amounts of $2,600,000, $1,300,000, $910,000, $520,000 and $520,000, respectively. The notes provide that funds may be advanced under the notes on the date of execution and on each of the three anniversary dates thereafter and/or upon the occurrence of a "change in control" of Lason, as defined in Lason's 1998 Equity Participation Plan, which occurs prior to the fourth anniversary of the notes; provided that the price per share of Lason's common stock at all such times that credit is extended under the notes exceeds $27.50 per share. The notes are secured by each executive officer's unexercised stock options granted on May 29, 1998, and any of Lason's common stock acquired upon exercise of such options; provided that some of such collateral may be released under certain circumstances if the notes are adequately secured after such release of collateral, and all of such collateral is to be released, in any event, upon the fourth anniversary of each note if it is not in default and has not matured. All advances under a note will be forgiven in the event of a change in control of Lason; provided that the note is not in default and has not matured prior to such change in control event. Interest accrues under each note at the applicable federal rate, as in effect on June 5, 1998, and as it may change on each anniversary of the note. Interest accrued on the loans during 1998 was forgiven. See "Executive Compensation -- Summary Compensation Table."



As additional consideration for the purchase of Mr. Messinger's shares in Image Conversion Systems in July 1997, Mr. Messinger earned $1,327,500 payable in cash and common stock of Lason for the achievement by Image Conversion Systems of certain financial goals in 1997 and 1998.


All material business transactions between Lason and any executive officer or director of Lason or any member of their immediate family will be subject to review and approval by a majority of Lason's disinterested directors. Additional transactions of the nature described above may take place in the ordinary course of business.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table shows, as to the Chief Executive Officer and as to each of the other four most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year, information concerning all compensation paid for services to Lason in all capacities during the last three fiscal years:




                                                     SUMMARY COMPENSATION TABLE

                                                                          Long Term Compensation

                              Annual Compensation                            Award(s)                     Payouts


a)                            (b)     (c)         (d)         (e)         (f)            (g)            (h)         (i)

                                                              Other
                                                              Annual                     Securities                 All Other
                                                              Compen-     Restricted     Underlying     LTIP        Compensation(3)
Name and Principal Position   Year    Salary (1)  Bonus (2)   sation      Stock Award    Options (#)    Payouts

Gary L. Monroe                1998   $207,385   $ 25,000      --          --             200,000        --          $ 25,711
Chairman of the Board         1997    190,866     21,875      --          --                  --        --            11,866
and Chief Executive           1996    175,000     65,945      --          --              20,000        --             3,243
Officer


John R. Messinger (4)         1998   $156,545   $ 32,941      --          --             105,000        --          $ 24,366
President and Chief
Operating Officer


William J. Rauwerdink         1998   $155,843   $ 18,563      --          --             110,000        --          $ 13,555
Executive Vice President,     1997    139,049     16,875      --          --                  --        --             2,437
Chief Financial Officer,      1996     85,673     11,670      --          --              70,000(5)     --               232
Treasurer and Secretary                                                                       --                          --

Brian E. Jablonski            1998   $153,940   $ 18,563      --          --             40,000         --          $  7,697
Executive Vice President of   1997    139,049     16,875      --          --                 --         --             2,309
Strategic Marketing and       1996     64,904         --      --          --             75,000         --            50,102
Sales

Cary W. Newman (4)            1998   $139,039   $ 14,375      --          --             40,000         --          $  6,218
Executive Vice
President-Business
Development

---------------------------------------------------------
(1) Salary includes amounts deferred, if any, pursuant to Lason's 401(k) plan.

(2) Includes bonus amounts earned in the prior fiscal year by the executive officers.


(3) Includes interest forgiven on loans as follows: Mr. Monroe $19,013; Mr. Messinger $6,654; Mr. Rauwerdink $9,506; Mr. Jablonski $3,803 and Mr. Newman $3,803. Lason also has agreed to pay Mr. Messinger $3.94 for each of his options (up to 15,000) that vests. See "Certain Transactions with Management."


(4)      Became executive officer in 1998.


                       OPTION GRANTS IN LAST FISCAL YEAR


The following table provides information on stock options granted in 1998 to the named executive officers.





------------------------------------------------------------------------------------------------------------------------

                                                                                           POTENTIAL REALIZABLE VALUE
                                        INDIVIDUAL GRANTS                                   AT ASSUMED ANNUAL RATES
                                                                                          OF STOCK PRICE APPRECIATION
                                                                                               FOR OPTION TERM
------------------------------------------------------------------------------------------------------------------------
                                                Percent of
                                   Number of   Total Options
                                   Securities   Granted to       Exercise
                                   Underlying   Employees        or Base
                                    Options     in Fiscal        Price     Expiration
     Name                           Granted       Year           ($/Sh)      Date              5% ($)        10% ($)
------------------                ----------- --------------    -------    ----------       ----------     ---------
----------------------------------------------------------------------------------------------------------------------
Gary L. Monroe                    200,000        23.4%            40.50    5-29-05          3,867,389      9,263,069
----------------------------------------------------------------------------------------------------------------------
John R. Messinger                  70,000         8.2%            40.50    5-29-05          1,353,586      3,242,074
----------------------------------------------------------------------------------------------------------------------
                                   35,000         4.1%           49.125    12-3-05          1,081,306      2,740,241
----------------------------------------------------------------------------------------------------------------------
William J. Rauwerdink             100,000        11.7%            40.50    5-29-05          1,933,695      4,631,535
----------------------------------------------------------------------------------------------------------------------
                                   10,000         1.2%           49.125    12-3-05            308,940        782,926
----------------------------------------------------------------------------------------------------------------------
Brian E. Jablonski                 40,000         4.7%            40.50    5-29-05            773,478      1,852,614
----------------------------------------------------------------------------------------------------------------------
Cary W. Newman                     40,000         4.7%            40.50    5-29-05            773,478      1,852,614
----------------------------------------------------------------------------------------------------------------------

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


The following table provides information concerning the exercise of stock options by the named executive officers during the last fiscal year and the value of unexercised options at December 31, 1998.

------------------------------------------------------------------------------------------------------------------------------------
                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED                  VALUE OF UNEXERCISED
                                                                   OPTIONS AT FISCAL                  IN-THE-MONEY OPTIONS AT
                                                                      YEAR-END                           FISCAL YEAR-END
                             SHARES ACQUIRED
                             ON EXERCISE          VALUE                (#)              (#)            ($)              ($)
            NAME                #               REALIZED ($)(1)     EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                           ----------------    ------------        -----------     -------------    -----------    -------------
------------------------------------------------------------------------------------------------------------------------------------
Gary L. Monroe                50,000              1,902,000           90,362         212,000           5,091,155        4,034,855
John R. Messinger               --                     --              3,000         117,000              93,000        1,927,365
William J. Rauwerdink         21,000                937,710           14,335         133,665             747,603        3,038,771
Brian E. Jablonski            23,200                944,560           22,000          65,000           1,128,436        1,960,270
Cary W. Newman                  --                     --             35,000          49,000           1,924,480        1,080,462
------------------------------------------------------------------------------------------------------------------------------------

(1) Market value of underlying securities at exercise date or year end, as the case may be, minus the exercise price and commissions, as applicable.


             EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

Mr. Monroe. Lason and Mr. Monroe are parties to an employment agreement which expires August 7, 1999. The employment agreement provides that Mr. Monroe will serve as Chief Executive Officer of Lason at an annual salary of $175,000 plus a bonus targeted at 50% of his annual salary and will receive options to purchase 170,452 shares of common stock. In June 1997, Mr. Monroe's annual salary was increased to $200,000. Commencing August 7, 1998, Mr. Monroe's annual salary was increased to $220,000. The employment agreement also provides that if Mr. Monroe's employment is terminated or his duties are materially reduced, he would be entitled to severance payments at an annualized rate equal to his base salary plus the greater of his actual bonus for the preceding year or 50% of his base salary. Such severance payments shall be payable for the greater of one year or the remaining term of the agreement.


Mr. Messinger. On April 27, 1999, Lason entered into an employment agreement with Mr. Messinger which terminates on February 1, 2001. The agreement provides that Mr. Messinger will serve as the President and Chief Operating Officer of Lason at an annual base salary of $175,000, plus an annual bonus of a minimum of 50% of his base salary based on Lason's performance as determined by the Chairman of the Board. The agreement also provides that in the event that Mr. Messinger is terminated with or without cause or in the event that Mr. Messinger resigns because of a material change in the scope of his duties, he shall be entitled to receive, for the greater of the unexpired term of the agreement or twelve (12) months, severance pay in an amount equal to his base salary, plus the greater of his actual bonus for the preceding year or an average of all bonuses paid to him during the preceding years of his employment. In addition, if Mr. Messinger is terminated without cause, he is entitled to reimbursement of his club initiation fees. The agreement also provides that while Mr. Messinger is employed and for the two year period following employment, he shall not, directly or indirectly, compete with Lason.






Mr. Rauwerdink. On April 30, 1996, Lason made a written offer of employment to Mr. Rauwerdink, which Mr. Rauwerdink accepted. Pursuant to the offer, Lason named Mr. Rauwerdink as its Chief Financial Officer, Executive Vice President, Secretary and Treasurer at an annual salary of $135,000 plus a bonus targeted at 50% of his annual salary, committed to grant him an option to purchase 55,000 shares of its common stock and agreed to provide him severance payments equal to 90 days salary and bonus if Lason were to terminate his employment without cause. In October 1997, Mr. Rauwerdink's salary was increased to $148,500. In August 1998, Mr. Rauwerdink's salary was increased to $160,000.

Mr. Jablonski. On June 12, 1996, Lason made a written offer of employment to Mr. Jablonski, which Mr. Jablonski accepted. Pursuant to the offer, Lason agreed to name Mr. Jablonski as its Vice President of Marketing and Sales at an annual salary of $135,000 plus a bonus targeted at 50% of his annual salary and committed to grant him an option to purchase 60,000 shares of its common stock. In October 1997, Mr. Jablonski's salary was increased to $148,500. In August 1998, Mr. Jablonski's salary was increased to $160,000.


Each of the option agreements between Lason and the named executive officers provides that upon the occurrence of a change in control, the options shall become exercisable if the named executive officers are respectively employed by Lason at the time of such occurrence.

                  REPORT OF THE BOARD ON EXECUTIVE COMPENSATION

         The following is the Report of the Board of Directors of Lason describing the compensation policies and rationale applicable to Lason's executive officers with respect to compensation paid to such executive officers for the year ended December 31, 1998. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that Lason specifically incorporates it by reference into such filing.

EXECUTIVE COMPENSATION POLICY

         All matters of executive compensation for the year ended December 31, 1998 were determined by the Board of Directors of Lason.

         Lason's executive compensation program is designed to be aligned with annual and long-term business plans, corporate performance and enhancement of shareholder value. To this end, Lason's compensation strategy ties a significant portion of executive compensation to individual performance and overall success, including enhancement of shareholder value. The principal objectives of this strategy are (i) to provide a competitive total compensation package that enables Lason to attract and retain key executive talent; (ii) integrate incentive compensation programs with Lason's annual and longer-term strategic planning; (iii) provide variable compensation opportunities that are linked to the performance of Lason; and, (iv) link executive reward to shareholder total investment return.

COMPONENTS OF EXECUTIVE COMPENSATION


         Lason and certain of its executive officers are parties to employment agreements which generally provide for a base salary, a bonus and the right to receive stock options. See "Employment Contracts and Change-In-Control Arrangements." In addition to the stock options provided under the employment agreements, executive officers have been awarded stock options under the 1995 Stock Option Plan and The 1998 Equity Participation Plan. Lason believes that its executive officers' base salaries and total cash compensation (base salary and bonus) are below median, based on an analysis of publicly traded peer companies (industry consolidators and business services companies) selected on criteria including size, market capitalization, the nature of business conducted, and historical and anticipated growth. Lason intends through its long-term incentive program (the 1995 Stock Option Plan and The 1998 Equity Participation Plan) to position executive officers' compensation higher than 75% of such group of selected companies if Lason's shares perform accordingly. The option grants and/or restricted stock grants under The 1995 Stock Option Plan and The 1998 Equity Participation Plan are intended to align the interest of management more closely with those of the shareholders of Lason by increasing stock ownership by management and tying a meaningful and significant portion of compensation to the performance of Lason's shares of common stock.


         In addition, the full compensation package afforded by Lason to the executive officers generally includes various perks such as an automobile allowance, insurance and other customary benefits. Lason also maintains a broad-based employee benefit 401(k) plan, in which Lason's executive officers may participate on the same terms as other employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plan. Lason may match a portion of each employee's contributions to this plan.

BASE SALARY

         It is Lason's intention to compensate its executive officers, including the Chief Executive Officer, competitively within the industry. Base salaries for new executive officers of Lason are initially determined by evaluating the responsibilities of the position held, the experience of the individual and by reference to the competitive market place for executive talent. It is anticipated that annual salary adjustments following the contract terms will be based on overall corporate performance, a comparison of executive compensation to peer group compensation and a subjective evaluation of the level of performance of each executive officer.

BONUS

         Lason established a Management Bonus Plan for 1998. Participants in the Management Bonus Plan were selected by Lason's Chief Executive Officer. Each participant in the Management Bonus Plan was entitled to receive a bonus payment if Lason as a whole or, in the case of certain participants, a defined portion of Lason with which such participant is principally involved, exceeds a predetermined financial target with respect to a quarter. Bonuses that are not obtained in any quarter are not carried over to any subsequent quarter. For the year ended, December 31, 1998, Messrs. Monroe, Messinger, Rauwerdink, Jablonski and Newman were awarded bonuses of: $25,000, $32,941, $18,563, $18,563 and $14,375, respectively. Bonuses aggregating $213,663 were awarded to all eligible participants under the 1998 Bonus Plan.

STOCK OPTIONS

         Lason's 1995 Stock Option Plan and The 1998 Equity Participation Plan serve as a long-term incentive plan for the executive officers. The objective of the 1995 Stock Option Plan and The 1998 Equity Participation Plan is to align executive officers' long-range interests with those of all shareholders. The approach used is designed to enhance the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless strong company performance occurs over a number of years. Generally, the Option Committee is responsible for determining the individuals to whom grants should be made, the timing of grants and the number of shares subject to each option. Lason believes that stock options provide Lason's executive officers with the opportunity to purchase and maintain an equity interest in Lason and to share in the appreciation of the value of the stock. The Option Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods in order to encourage key employees to continue in the employ of Lason. Option grants are determined subjectively, considering factors such as the individual performance of the executive officers and competitive compensation packages in the industry.

SUMMARY

         The Board of Directors believes that its executive compensation philosophy of paying its executive officers well by means of competitive base salaries and annual bonus and long-term incentives, as described in this report, serves the interests of Lason and Lason's shareholders.


    Fanborz Ghadar             Gary L. Monroe            Bruce V. Rauner


    Donald M. Gleklen          Allen J. Nesbitt          Robert A. Yanover


                               Joseph P. Nolan


                                PERFORMANCE GRAPH

         Set forth below is a graph showing changes in the value of $100 invested in Lason's common stock, Nasdaq Composite Index and a Peer Group Index for the period commencing on October 31, 1996 and ending with the last quarter of 1998. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that Lason specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                COMPARISON OF QUARTERLY CUMULATIVE TOTAL RETURN*
         AMONG, LASON, INC., THE NASDAQ COMPOSITE INDEX AND A PEER GROUP

                                     [CHART]


                               ------------------------------------------------------------------------------------------
                                           4TH      1ST      2ND     3RD      4TH      1ST      2ND      3RD     4TH
                                           QTR.     QTR.     QTR.    QTR.     QTR.     QTR.     QTR.     QTR.    QTR.
                               10-31-96    1996     1997     1997    1997     1997     1998     1998     1998    1998
-------------------------------------------------------------------------------------------------------------------------
Lason, Inc.                        100     $115     $113     $158    $116     $150     $213     $307     $289    $328
-------------------------------------------------------------------------------------------------------------------------
Nasdaq Composite Index             100     $106     $100     $118    $138     $129     $150     $155     $139    $180
-------------------------------------------------------------------------------------------------------------------------
Peer Group*                        100     $110     $108     $ 86    $ 90     $ 97     $117     $ 66     $ 42    $ 52
-------------------------------------------------------------------------------------------------------------------------

---------------
         *The Peer Group Index consists of Donnelley Enterprise Solutions Incorporated, F.Y.I. Incorporated, IKON Office Solutions, Inc. and Iron Mountain Incorporated. The cumulative total returns of each company have been weighted according to each company's stock market capitalization as of December 31, 1998. Donnelley Enterprise Solutions Incorporated stopped trading in mid-1998.

                NOTICE OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS


The Audit Committee of the Board of Directors on July 29, 1998 selected PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements for the year ended December 31, 1998. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.


                                  OTHER MATTERS

Lason knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent in accordance with their best judgment.

                                         By Order of the Board of Directors



                                         William J. Rauwerdink
                                         Secretary


April 29, 1999

                                                                      APPENDIX A


                               STATE OF DELAWARE
                    CERTIFICATE OF AMENDMENT OF AMENDED AND
                     RESTATED CERTIFICATE OF INCORPORATION
                                 OF LASON, INC.


Gary L. Monroe and William J. Rauwerdink, being the Chief Executive Officer and Secretary, respectively, of Lason, Inc., a corporation duly organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), DO HEREBY CERTIFY as follows:

- FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

              RESOLVED, that the Amended and Restated Amended and Certificate of Incorporation of the Corporation be amended by changing Section 1. of Article Four so that, as amended, said Section 1. shall be and read as follows:

                        "The aggregate number of shares of stock which the Corporation has authority to issue is 105,000,000, consisting of 5,000,000 shares of Series Preferred Stock, par value $0.01 per share (the "Series preferred Stock"), and 100,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"). All of such shares shall be issued as fully paid and non-assessable shares, and the holder thereof shall not be liable for any further payments in respect thereof."

- SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the shareholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

- THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.




IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer and Secretary, for the purpose of amending the Amended and Restated Certificate of Incorporation of the Corporation pursuant to the Delaware General Corporation Law, under penalties of perjury, do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereto signed this Certificate of Amendment of Amended and
Restated Certificate of Incorporation this     day of May 1999.



                                                  LASON, INC

                                                  By:
                                                     ---------------------------
                                                       Gary L. Monroe
                                                       Chief Executive Officer



ATTEST

LASON, INC.


By.
   ----------------------------------
   William J. Rauwerdink, Secretary

                                   LASON, INC.
                  ANNUAL MEETING OF SHAREHOLDERS - MAY 27, 1999

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby appoints Maureen M. Giammara and Laurence B. Deitch, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to represent the undersigned to vote, as directed hereon, all shares of Common Stock of Lason, Inc. held by the undersigned as of April 19, 1999, at Lason's 1999 Annual Meeting of Shareholders to be held at the Northfield Hilton, 5500 Crooks Road, Troy, Michigan 48098 on Thursday, May 27, 1999, at 10:00 a.m., local time, or at any postponement(s) or adjournment(s) of the meeting.




                           (continued on reverse side)


--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-

/X/ Please mark your
    Votes as in this
     example.

THIS PROXY WILL BE VOTED AS DIRECTED BELOW. UNLESS YOU DIRECT OTHERWISE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES, "FOR"
THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES, AND "FOR" THE INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 1998
EQUITY PARTICIPATION PLAN.

                FOR all nominees     WITHHOLD
                listed (except as    AUTHORITY to
                marked to the        vote for all
                contrary)            nominees listed                                                        FOR   AGAINST    ABSTAIN
1. Election of  / /                  / /    Nominees: William J.     2. Amendment to Amended and Restated   / /     / /       / /
   Directors                                Rauwerdink and Robert       Certificate of Incorporation
                                            A. Yanover for a three      increasing the authorized shares of
                                            year term expiring in       common stock to 100,000,000
                                            2002.
    For, except withheld from the
    following nominee(s):

    -----------------------------------------------------


3. Amendment to The 1998 Equity Participation               FOR           AGAINST        ABSTAIN
   Plan increasing aggregate number of shares of common     / /             / /            / /
   stock reserved for issuance to 1,400,000

                                                                               In their discretion, the proxies are authorized to
                                                                               vote upon such other business as may properly come
                                                                               before the meeting, including any continuation of the
                                                                               meeting caused by any adjournment(s) or any
                                                                               postponement(s) of the meeting.

                                                                               Please mark, date and sign, and return promptly this
                                                                               proxy in the enclosed envelope, which requires no
                                                                               postage if mailed in the U.S.A. When signing as an
                                                                               attorney, executor, administrator, trustee or
                                                                               guardian or in any other representative capacity,
                                                                               please give your full title as such. Each joint owner
                                                                               must sign the proxy.

                                                                               -----------------------------------------------------

                                                                               -----------------------------------------------------
                                                                                SIGNATURE(S)                                 DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                       -FOLD AND DETACH HERE-